Exhibit 10(iii)(A)(8)
                         [SOUTHLAND LOGO]

                    THE SOUTHLAND CORPORATION

                       1995 PERFORMANCE PLAN

           (As Adopted January 1995) (Amended July 1995)






                    THE SOUTHLAND CORPORATION 1995 PERFORMANCE PLAN
SECTION 1:  PURPOSE

     The purpose of this Plan is to (a) provide incentives and rewards to eligible Employees of the Corporation by allowing Participants to earn Awards based upon the Corporation's performance; (b) assist the Corporation in attracting, retaining, and motivating employees of high ability and experience; (c) direct the focus of management on maximizing the value of the Corporation as a going concern over a multi-year period; and
(d)   promote   the   long-term   interests  of   the   Corporation   and   its
shareholders.
SECTION 2:  DEFINITIONS
   2.1  ACTUAL OPERATING EARNINGS, shall mean  Operating Earnings in a particular Plan Year, as set forth on the Corporation's internal financial statements for such Plan Year, calculated in accordance with GAAP; both the calculation of Operating Earnings and the internal financial statements being certified by the Corporation's Chief Accounting Officer (1) as accurate and (2) that such Operating Earnings were calculated, and such financial statements were prepared, in a manner consistent with the
accounting   principles   utilized   in   preparation   of    the
Corporation's annual budget.

    2.2   ANNUAL  AWARD  shall  mean  the  amount  payable  to  a
Participant   pursuant   to  Section 5.5 if  the  Annual   Threshold  Operating
Earnings set forth on Exhibit 1 are achieved.

    2.3   ANNUAL  AWARD POOL shall mean the amount available  for
payment  of  Annual Awards as a result of the achievement of  Actual  Operating
Earnings  in  excess  of Threshold Operating Earnings   in  any  Plan  Year  as
described in Section 5.4.

     2.4 AWARD shall mean the amount payable, either as an Annual Award or Cumulative Award, to Participants in this Plan.

    2.5 BENEFICIARY shall mean a Participant's beneficiary designated in accordance with Section 7.

     2.6   BOARD  shall  mean  the  Board  of  Directors  of  the Corporation.
     2.7 BONUS AMOUNT shall mean the annual amount payable, as of the Determination Date (at 100% of normal bonus) under the Corporation's Annual Performance Incentive Plan, in each Plan Year for Employees in Grade Levels 50-58 and 41-44 or such equivalent Grade Levels as may be established.
     2.8 BUDGETED OPERATING EARNINGS shall mean the amount of Operating Earnings included in the Corporation's annual budget for a particular year, as determined during the budgeting process, generally in the fourth quarter of the preceding year.

     2.9    CAUSE   shall   mean   acts constituting   insubordination,  theft,
dishonesty, fraud, embezzlement or other acts detrimental
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to   the   interests  of  the Corporation, or  any  breach  of  any employment,
nondisclosure,  noncompetition or other contract  with the   Corporation,   all
as  determined  in  good  faith  by  the Committee.

    2.10  COMMITTEE  shall  mean the  Compensation  and  Benefits Committee  of
the   Board  or, if such  committee  has  not  been designated, shall mean  the
Board.

    2.11 CORPORATION shall mean The Southland Corporation, a Texas corporation, and any of its wholly owned subsidiaries, and any successor or assignee of The Southland Corporation, by merger, consolidation, acquisition or otherwise, of all or substantially all of the assets thereof.

     2.12 CUMULATIVE AWARD shall mean an amount payable to participants based on the achievement of Excess Actual Operating Earnings in either, or both, Plan Years.

     2.13 CUMULATIVE AWARD POOL shall mean the amount available to pay Cumulative Awards as a result of the achievement of Excess Actual Operating Earnings.

2.14   DEPARTMENT  shall  mean  the  Corporation's  Compensation  and  Benefits
Department.

     2.15 DETERMINATION DATE shall mean the date designated by the Committee each Plan Year, or, if no date is so designated, May 1 of each Plan Year, for certain specified purposes under the Plan.

2.16 DISABILITY shall mean the mental or physical disability, either occupational or non-occupational in cause, which, in the opinion of the Committee, on the basis of medical evidence satisfactory to it, prevents the employee from engaging in any occupation or employment for wage or profit, which has continued for at least 12 months and is likely to be permanent.

     2.17 DIVESTITURE shall mean the sale of, or closing by, the Corporation of the business operations in which the Participant was employed.

2.18  EMPLOYEE  shall  mean  any  person  employed  by        the Corporation.

2.19 EXCESS ACTUAL OPERATING EARNINGS shall mean Actual Operating Earnings in a Plan Year that are in excess of the Actual Operating
Earnings required to pay 100% of the Annual Awards under this Plan for the particular Plan Year. Excess Actual Operating Earnings shall be used to fund the Cumulative Award Pool.

    2.20 GAAP shall mean generally accepted accounting principles in the United States as in effect from time to time.

2.21 GRADE LEVEL shall mean a Participant's grade level classification (as such grade levels are specified in the Corporation's exempt salary administration and/or job evaluation programs) as of the Determination Date in the Plan Year for which his or her Grade Level is to be determined.

     2.22 OPERATING EARNINGS shall mean the earnings of the Corporation before non-operating income and expense items, interest expense, taxes2 and extraordinary items, as set forth on the Corporation's internal financial statements for such Plan Year, calculated in accordance with GAAP and in a manner consistent with the accounting principles utilized in preparation of the Corporation's annual budget for such Plan Year; both the calculation of Operating Earnings and the internal financial statements being certified by the Corporation's Chief Accounting Officer (1) as
accurate and (2) that such Operating Earnings were calculated, and such financial statements were prepared, in a manner consistent with the accounting principles utilized in preparation of the Corporation's annual budget.

    2.23 PARTICIPANT shall mean any Employee who is selected to participate in the Plan as of the Determination Date.

    2.24 PERFORMANCE UNIT shall mean a unit of measurement for purposes of determining a Participant's Award under the Plan, as more fully described in Section 5.2.

      2.25 PLAN shall mean The Southland Corporation 19935 Performance Plan, as it may be amended from time to time.
    2.26 PLAN PERIOD shall mean the two-year period commencing on January 1, 19935, and ending on December 31, 19946.

   2.27 PLAN YEAR shall mean a calendar year occurring during the Plan Period.

    2.28  RETIREMENT shall mean, in the case of any  Participant,
the   date   established by the Corporation as his  or  her  normal  retirement date, generally when the Participant reaches age 65 (or earlier if approved by the President of the Corporation).

    2.29 THRESHOLD OPERATING EARNINGS for a Plan Year shall equal
(a) Budgeted Operating Earnings for such Plan Year, or, if the Committee so determines, a different amount that is based on Budgeted Operating Earnings, with the number as determined for each year to beless (b) the Bonus Amount payable to eligible Participants for such Plan Year divided by 35% and shallor, if the Committee so determines, a different amount that is based on Budgeted Operating Earnings, with the number, as determined for each year to be as set forth in Exhibit 1.

SECTION 3:  ADMINISTRATION

    3.1   COMMITTEE.   This  Plan shall be  administered  by  the
Committee.

    3.2   COMMITTEE'S POWERS.  Subject to the express  provisions
hereof and in addition to the other powers set forth in this Plan, the Committee shall have the authority, in its sole and absolute discretion, to
(i) determine criteria for eligibility for inclusion in this Plan; (ii) adopt, amend, and rescind administrative and interpretive rules and regulations relating to this Plan; (iii) construe this Plan or any agreements contemplated hereunder; and (iv) make all other determinations
and   perform   all  other  acts  necessary  or   advisable   for
administering this Plan, including the delegation of such ministerial acts and responsibilities as the Committee deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any agreement contemplated hereunder in the manner and to the extent it shall deem expedient to carry it into effect and
it shall  be the  sole  and final judge of the necessity of such action.   The
determination of the Committee on the matters referred to in this Section 3.2 shall be final and conclusive.
    3.3 ADMINISTRATION. The Department shall (i) prepare and distribute designation of beneficiary forms to Participants; (ii)


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maintain   records   of   designations   of   Beneficiaries;   (iii)    prepare
communications  to Participants; (iv) prepare  reports  and  data required   by
the   Corporation,  the  Committee  and  government agencies;  (v) obtain  data requested by the Committee; and (vi) take such other actions requested by the Committee as are necessary for the effective implementation of the Plan.

SECTION 4:  PARTICIPATION

    4.1   ELIGIBILITY.  Eligibility for participation in the Plan
shall  be limited to those Employees who, as of the Determination Date, are  in
Grade Levels 50-58 or 41-44 or such equivalent Grade Levels as may be established, and who, in the judgment of the Committee or the President of the Corporation, have the ability and opportunity to influence significantly the Corporation's performance over a multi-year period. Employees shall be selected for participation in the Plan as of the Determination Date each year, as approved by the President of the Corporation.

SECTION 5:  AWARDS

    5.1   GENERAL.  A Participant shall be entitled to an  Annual
Award   or Cumulative Award out of the applicable Award Pool  with respect   to
any Plan Year or the Plan Period, if the performance level described in Section
5.3 is achieved.

   5.2  PERFORMANCE UNITS.

          (a) Based on the Grade Level of each Participant as of the Determination Date in a Plan Year, the Committee shall grant to each Participant for such Plan Year a specified number of Performance Units as determined under subsection (b) below. Performance Units shall be solely units of account, shall imply no ownership interest in the Corporation, and shall carry no value outside the context of the Plan.
          (b) The number of Performance Units to be granted to each Participant for each Plan Year shall equal the Bonus Amount payable to a person earning the mid-point of such Participant's Grade Level (as determined as of the Determination Date) for such Plan Year.
     5.3 Performance Level. If, at the end of the Plan Period, Cumulative Actual Operatingare greater than Cumulative Threshold Operating Earnings
5.3 PERFORMANCE LEVEL. The performance level under the Plan can be satisfied either on an annual or a cumulative basis. If at the end of any year in the Plan Period, Actual Operating Earnings exceed Threshold Operating Earnings, Earnings, then the performance level under the Plan is satisfied for that year and the Annual Award Pool shall be determined in accordance with Section 5.4.




     5.4 CALCULATION OF AWARD POOL. After giving effect to the exclusions provided in Section 5.8, tThe amount to be credited to the Annual Award Pool for 1995 shall be determined as follows: if 1995 Actual Operating Earnings exceed 1995 Threshold Operating Earnings, as defined in Section 2.29, then $.15 of every excess


4

dollar of 1995 Actual Operating Earnings shall be contributed to the Annual Award Pool for 1995. In addition, if Actual Operating Earnings are sufficient to pay 150% of the annual performance incentive ("API") payable to all covered employees in theCorporation's 1995 Annual Performance Incentive Plan, then $.35 of every dollar of 1995 Actual Operating
Earnings   earned in excess  of  the amount necessary to pay 150% of  the   API
payable pursuant  to  the  Annual Performance Incentive  Plan,  shall      be
contributed to the Annual Award Pool, up to the maximum Annual Awards payable for 1995 under this Plan, as described in Section 5.6. If there are Excess Actual Operating Earnings in any Plan Year, then until 200% of the API payable to all covered employees pursuant to the Annual Performance Incentive Plan has been paid pursuant to the Annual Performance Incentive Plan, $.15 of every dollar of Excess Actual Operating Earnings shall fund theCumulative Award Pool for this Plan and, after 200% of the API has been paid to all covered employees pursuant to the Annual Performance Incentive Plan, then $.35 of every additional dollar of Excess Actual Operating Earnings shall be designated to fund the Cumulative Award Pool for this Plan, up to the maximum Awards payable for the Plan Period, as described in Section
5.6. The 1996 Annual Award Pool shall be determined according to the same formula as 1995, unless a different formula is approved by the Committee. An Annual Award that is based on achievement of only the 1995 performance level shall be based on the Performance Units granted for that year only; an Annual Award that is based on the achievement of the 1996 performance level shall be based on the Performance Units granted for that year only; and any Cumulative Awards that are based on the achievement of Excess Actual Operating Earnings in either Plan Year shall be based upon the total Performance Units granted for both years in the Plan Period.

     5.5 AWARDS. Subject to the limitations under Section 5.6, a Participant shall be entitled to an Annual Award equal to (a) the Annual Award Pool determined under Section 5.4 multiplied by (b) a fraction, the numerator of which is the number of such Participant's Performance Units granted for that Plan Year, and the denominator of which is the total Performance Units for that Plan Year granted and outstanding under the Plan to persons who are to participate in the Annual Awards for that Plan Year. If the Award is a Cumulative Award based on Excess Actual Operating Earnings from either Plan Year, then a Participant shall be entitled to a Cumulative Award equal to (a) the Cumulative Award Pool determined under Section 5.4 multiplied by (b) a fraction, the numerator of which is the number of such Participant's Performance Units granted for the Plan Period, and the denominator of which is the total Performance Units granted and outstanding under the Plan to persons who are to participate in the Cumulative Awards for the Plan
Period. A Cumulative Award shall not be paid if the maximum Annual Awards have been paid for each Plan Year in the Plan Period.

     5.6 LIMITATIONS ON AWARDS. Awards under the Plan shall be subject to the limitations described in subsections (a), (b)and(c) below.

          (a) The Awards payable to all Participants under the Plan shall not exceed the sum of the Bonus Amounts to all eligible Participants for
(i) each Plan Year for an Annual Award and (b) the Plan Period, less any amounts paid as Annual Awards, for any Cumulative Awards.

          (b) The amount of Annual and Cumulative Awards payable under the Plan shall be subject to the condition that the Corporation has sufficient liquidity as determined by the President of the Corporation, either from available cash or from borrowings to make the payments under this Plan at the time provided in Section 5.7.

          (c) Except as provided in Section 6.1 and Section 6.3, to be eligible for an Award, a Participant must be actively
                                             5

employed by the Corporation at the end of the applicable Plan Year for any Annual Award and at the end of the Plan Period to be eligible for a Cumulative Award based on Excess Actual Operating Earnings in either Plan Year.

    5.7 PAYMENT. Except as set forth in Section 9.1, Awards will be paid to Participants within one hundred twenty (120) days after the end of the Plan Year for which an Annual Award is earned or within one hundred twenty
(120) days after the end of the Plan Period for a Cumulative Award. As determined by the Committee, Awards may be paid in cash or stock of the Corporation, or a combination of cash and stock, and may be paid in different forms to different Participants.

SECTION 6:  TERMINATION OF EMPLOYMENT; CHANGE IN GRADE LEVEL

     6.1 TERMINATION WITHOUT FORFEITURE. If a Participant ceases to be employed by the Corporation prior to the end of the applicable Plan Year or Plan Period because of (i) Disability, (ii) death, (iii) Retirement,
(iv) a Divestiture, or (v) other termination by the Corporation for any reason other than Cause, then such Participant shall be entitled to an Award as provided in Section 6.3 below.
     6.2 CHANGE IN GRADE LEVEL. If a Participant ceases participation in this Plan prior to the end of the applicable Plan Year or Plan Period because of a change in Grade Level, then such Participant shall be entitled to a partial Award as provided in Section 6.3.

     6.3 PARTIAL AWARD. A Participant who ceases to be employed by the Corporation in accordance with any of the applicable conditions set forth in Section 6.1 or who ceases participation in the Plan for the reason set forth in Section 6.2, will be entitled to receive an Annual Award under
Section 5.5 only for a Plan Year during which the Participant was employed and granted Performance Units and the Participant's Annual Award for that Plan Year shall be determined by multiplying the number of Performance
Units granted to such Participant for that Plan Year by a fraction, the numerator of which is the number of days in the Plan Year prior to such cessation of employment or participation, and the denominator of which is the number of days in the particular Plan Year. If a Cumulative Award based on Excess Actual Operating Earnings is earned under the Plan for any Plan Year, then a Participant who is described in the first sentence of this section shall be entitled to a Cumulative Award based on (i) the Participant's Performance Units for each full Plan Year occurring prior to such Participant's cessation of employment or participation in the Plan, plus
(ii) the number of Performance Units granted to such Participant for the Plan Year in which the Participant's employment or participation terminated multiplied by a fraction, the numerator of which is the number of days in the Plan Year prior to such cessation of employment or participation, and the denominator of which is the number of days in the particular Plan Year. Such resulting number of eligible Performance Units shall then share pro rata in the Cumulative Award Pool by multiplying the Cumulative Award Pool by a fraction, the numerator of which is the eligible number of such Participant's Performance Units, and the denominator is the total number of Performance Units granted and outstanding for the Plan Period.

    Awards paid in accordance with this Section 6.3 shall be paid at the same time and in the same manner as described in Section 5.7.

    6.4 TERMINATION RESULTING IN FORFEITURE. If a Participant ceases to be employed by the Corporation for any reason other than those specified in
Section 6.1 above, including, without limitation, voluntary termination of

6

employment, then such Participant shall only be entitled to an Annual Award under the Plan if the Participant was actively employed on December 31 of the Plan Year for which the Annual Award was earned and shall not be entitled to share in any Cumulative Award, regardless of the Plan Year in which the Excess Actual Operating Earnings were achieved.

SECTION 7:  DESIGNATION OF BENEFICIARIES

     7.1 DESIGNATION AND CHANGE OF DESIGNATION. Each Participant shall file with the Department a written designation of the Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Department. The last such designation received by the Department shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Department prior to the Participant's death, and in no event shall it be effective as of a date prior to the date of such receipt.

     7.2 ABSENCE OF VALID DESIGNATION. If no such Beneficiary designation is in effect at the time of a Participant's death, or if no designated Beneficiary survives the Participant, or if such designation conflicts with law, the Participant's estate shall be deemed to have been designated his or her Beneficiary and shall receive the payment of the amount, if any, payable under the Plan upon his or her death. If the Committee is in doubt as to the right of any party to receive such amount, the Corporation may retain such amount, or the Corporation may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan and the Corporation therefor.

SECTION 8:  GENERAL PROVISIONS

     8.1 NO ASSIGNMENT. A Participant may not assign an Award without the Committee's prior written consent. Any attempted assignment without such consent shall be null and void; provided, however, that an assignment to the Corporation to collateralize indebtedness of the Participant to the Corporation does not need the consent of the Committee. For purposes of this paragraph, any designation of, or payment to, a Beneficiary shall not be deemed an assignment.

    8.2 UNFUNDED INCENTIVE COMPENSATION ARRANGEMENT. The Plan is intended to constitute an unfunded incentive compensation arrangement covering a select group of management or highly compensated employees. Nothing contained in the Plan, and no action taken pursuant to the Plan, shall create or be construed to create a trust of any kind. A Participant's right to receive an Award shall be no greater than the right of an unsecured general creditor of the Corporation. All Awards shall be paid from the general funds of the Corporation, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such Awards.

     8.3 NO RIGHT TO EMPLOYMENT. Nothing contained in the Plan shall give any Participant the right to continue in the employment of the Corporation or affect the right of the Corporation to discharge a Participant.

     8.4   GOVERNING  LAW.   The  Plan  shall  be  construed  and  governed  in
accordance with the laws of the State of Texas except to the extent Texas law is preempted by federal law.
7

    8.5 NO RIGHT TO SPECIFIC ASSETS. There shall not vest in any Participant or Beneficiary any right, title, or interest in and to any specific assets of the Corporation.

     8.6 NO EFFECT ON OTHER BENEFIT PLANS. Benefits under the Plan shall not increase, decrease, modify or otherwise be taken into account for purposes of determining benefits under any other employee benefit plan unless such other plan expressly provides, by referring to this Plan, that benefits under the Plan are to be so taken into account.

     8.7 WITHHOLDING. The Corporation shall have the right to deduct from all payments made to any Participant pursuant to this Plan any federal, state or local taxes required by law to be withheld with respect to such
payments,  as  well  as   any   amount then owed  by  the  Participant  to  the
Corporation.

     8.8   EFFECTIVE  DATE.   This Plan is effective as  of  January  1,  1995.
Subject  to Section 9.1, the Plan shall expire  December 31, 1996.

    8.9   HEADINGS.   The  titles and headings  of  Sections  are included  for
convenience of reference only and are not to be considered in construction of the provisions hereof.

    8.10 WORD USAGE. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.

SECTION 9:  AMENDMENT, SUSPENSION OR TERMINATION

    9.1 The Board may amend, terminateor the Committee may amend, terminate, extend or suspend the Plan at any time. If the Plan is terminated within the Plan Period, (i) Awards, if any, shall be determined as of the date of termination, (ii) Annual Awards for 1995 will be paid to Participants within one hundred twenty (120) days after December 31, 1995, and Annual Awards for 1996 and/or Cumulative Awards based on Excess Actual Operating Earnings shall be paid within one hundred twenty (120) days after December 31, 1996;
(iii) for all other purposes under the Plan, the date of such termination shall be deemed the last day of the Plan Period.





8

                                                      EXHIBIT 1
                 THRESHOLD OPERATING EARNINGS


1995   Annual Threshold       ______million   (determined in accordance
       Operating Earnings                      with Section 2.29, as amended
                                                based on 1995 Budgets)


1996   Annual Threshold        $______million   (determined in accordance
       Operating Earnings                       with  Section  2.29,  based
                                                on  1996 Budgets)



                                 Tab 4